Exhibit 99.1

                                      Contact:     Nicholas M. Rolli
                                                   (917) 663-3460

                                                   Timothy R. Kellogg
                                                   (917) 663-2759


                           ALTRIA GROUP, INC. REPORTS
                           --------------------------
                           2005 THIRD-QUARTER RESULTS
                           --------------------------


              Diluted Earnings Per Share from Continuing Operations
              -----------------------------------------------------
                 Up 7.8% to $1.38 vs. $1.28 in Year-Ago Quarter,
                 -----------------------------------------------
                   Including the Items Detailed on Schedule 7
                   ------------------------------------------


           Earnings from Continuing Operations Up 9.3% to $2.9 Billion
           -----------------------------------------------------------


         Projects Diluted Earnings Per Share From Continuing Operations
         --------------------------------------------------------------
         To Be At High End of Range of $5.05 to $5.10 For Full-Year 2005
         ---------------------------------------------------------------
                     Versus Prior Forecast of $5.00 to $5.10
                     ---------------------------------------

     NEW YORK, October 19, 2005 - Altria Group, Inc. (NYSE:MO) today announced third-quarter 2005 diluted earnings per share from continuing operations of $1.38, including the items detailed on Schedule 7, versus $1.28 in the same quarter a year ago.
     "Overall, 2005 is shaping up to be a year of robust progress for Altria," said Louis C. Camilleri, chairman and chief executive officer of Altria Group, Inc. "During the third quarter, particularly strong results in our tobacco businesses were partially offset by continuing challenges at Kraft. Additionally, Philip Morris Capital Corporation increased its allowance for losses, triggered by recent developments in the troubled airline industry."
     "Philip Morris USA achieved a retail share of more than 50%, driven by Marlboro's record share, and strong income growth. Philip Morris International increased its share in many key markets and also posted strong income gains, supplemented by the Sampoerna acquisition," Mr. Camilleri said.
     "Kraft continues to face a difficult operating environment, with higher than anticipated commodity costs negatively impacting income," Mr. Camilleri said. "Nonetheless, Kraft continues to appropriately manage price gaps to position its brands for long-term growth, and achieved revenue and volume growth in line with expectations in the third quarter."

2005 Full-Year Forecast
-----------------------

     Altria Group narrowed its target for diluted earnings per share from continuing operations for the full year 2005 to a range of $5.05 to $5.10, versus its prior forecast of $5.00 to $5.10. The company believes it will achieve the high end of the new range.
     The revised forecast includes an additional $0.10 per share of tax benefit related to the repatriation of $6.0 billion of earnings under provisions of the American Jobs Creation Act, which together with the $0.10 per share benefit announced in the second quarter of 2005, totals $0.20 per share from this one-time dividend repatriation; $0.04 per share resulting from lower ongoing income tax rates at PMI due principally to its changing geographic mix of earnings and lower repatriation costs; $0.05 per share favorable impact from the acquisition of PT HM Sampoerna Tbk (Sampoerna); and $0.03 per share favorable impact from the reversal of a 2004 accrual related to tobacco quota buyout legislation.
     Partially offsetting those items in the revised forecast are Kraft restructuring charges of $0.12 per share and lower earnings at Kraft of $0.03 to $0.05 per share; $0.06 per share for an increase in the provision for credit exposure related to the troubled airline industry; $0.04 per share for the cost of the U.S. pool tobacco buyout; and $0.03 per share for the charge related to the Boeken case (with $0.02 impacting PM USA's operating companies income and $0.01 impacting interest expense). The factors described in the Forward-Looking and Cautionary Statements section of this release represent continuing risks to this projection.

Conference Call
---------------

     A conference call with members of the investment community and news media will be Webcast at 9:00 a.m. Eastern Time on October 19, 2005. Access is available at www.altria.com.


                               ALTRIA GROUP, INC.
                               ------------------

Prior-period results for Altria Group, Inc. have been restated to reflect the impact of discontinued operations, following Kraft's agreement on November 15, 2004, to sell its sugar confectionery business. As such, net revenues and operating companies income for the sugar confectionery business are excluded from the company's results, while the net earnings impact is included as a single line item. All references in this news release are to continuing operations, unless otherwise noted.

As described in "Note 15. Segment Reporting" of Altria Group, Inc.'s 2004 Annual Report, management reviews operating companies income, which is defined as operating income before corporate expenses and amortization of intangibles, to evaluate segment performance and allocate resources. Management believes it is appropriate to disclose this measure to help investors analyze business performance and trends. For a reconciliation of operating companies income to operating income, see the Condensed Statements of Earnings contained in this release.

2005 Third-Quarter Results
--------------------------

     Net revenues for the third quarter of 2005 increased 10.4% versus 2004 to $25.0 billion, including favorable currency of $376 million.
     Operating income increased 4.3% to $4.3 billion, reflecting the items described in the attached reconciliation on Schedule 3, including higher results from operations at Philip Morris USA (PM USA) and Philip Morris International
(PMI), $137 million from the impact of acquisitions, primarily Sampoerna, $115 million from the reversal of a 2004 accrual related to tobacco quota buyout legislation and favorable currency of $107 million, largely offset by an increase of $200 million in the provision for airline industry exposure at Philip Morris Capital Corporation (PMCC) and a $138 million charge for PM USA's portion of the losses incurred by the federal government on disposition of its pool tobacco stock.
     Earnings from continuing operations increased 9.3% to $2.9 billion, reflecting increases at PM USA and PMI, favorable currency and an additional $204 million tax benefit, which resulted from a favorable foreign tax law interpretation that was received in the third quarter related to the repatriation of earnings under the American Jobs Creation Act. The comparison with the year-earlier period was negatively impacted by higher one-time income from SABMiller in the third quarter of 2004 related to gains from investments. The Company's effective tax rate was 27.4% in the third quarter of 2005 compared to 33.4% in 2004. The effective tax rate comparison reflects the one-time impact of the previously mentioned tax benefit related to the American Jobs Creation Act and the lower ongoing PMI tax rate.
     Net earnings increased 8.9% to $2.9 billion. Diluted earnings per share, including discontinued operations as detailed on Schedule 1, increased 7.0% to $1.38.
     During the third quarter of 2005, Altria Group, Inc. increased its regular quarterly dividend by 9.6% to $0.80 per common share, which represents an annualized rate of $3.20 per common share.
     On October 12, 2005, SABMiller plc completed its acquisition of Bavaria SA, the second-largest brewer in South America. As a result, Altria's economic interest has been reduced from 33.9% to 28.7% of the enlarged SABMiller plc.


                                DOMESTIC TOBACCO
                                ----------------

2005 Third-Quarter Results
--------------------------

     Philip Morris USA Inc. (PM USA), Altria Group, Inc.'s domestic tobacco business, achieved strong income growth and solid share performance, driven by Marlboro. Shipment volume of 47.9 billion units was down 0.9% from the previous year, but was estimated to be essentially flat when adjusted for the timing of promotional shipments and trade purchases related to the July 4th holiday period. Premium mix for PM USA increased by 0.3 percentage points to 91.7%. Operating companies income increased 4.8%, to $1.2 billion, primarily driven by lower wholesale promotional allowance rates and the reversal of the 2004 accrual related to tobacco quota buyout legislation, partially offset by lower volume, and charges for disposition of pool tobacco stock and a pre-tax provision of $56 million for the Boeken individual smoking case.
     As shown in the following table, PM USA's total retail share improved in the third quarter of 2005 to 50.1%, driven by Marlboro and Parliament in the premium category. Marlboro's share grew 0.5 share points to a record high of 40.1% in the third quarter. In the declining discount segment, retail share for Basic remained stable.

              Philip Morris USA Quarterly Retail Share*
              ----------------------------------------

                                       Q3 2005    Q3 2004      Change
                                       -------    -------      ------
Marlboro                                 40.1%      39.6%      0.5 pp
Parliament                                1.8%       1.7%      0.1 pp
Virginia Slims                            2.3%       2.4%     -0.1 pp
Basic                                     4.2%       4.2%      0.0 pp
                                       -------    -------      ------
Focus Brands                             48.4%      47.9%      0.5 pp
Other PM USA                              1.7%       2.0%     -0.3 pp
                                       -------    -------      ------
Total PM USA                             50.1%      49.9%      0.2 pp

*IRI/Capstone Total Retail Panel was developed to measure market share in retail stores selling cigarettes. It is not designed to capture Internet or direct mail sales.

     For the total industry, premium category share increased 0.5 points to 73.6% in the third quarter of 2005, while the discount category share correspondingly declined to 26.4%. Within the discount category, share was flat at 11.9% for the deep discount segment of the industry, which includes both major manufacturers' private label brands and all other manufacturers' discount brands. In the growing premium category, PM USA's share declined 0.1 point to 62.2% in the third quarter, while PM USA's share in the discount category increased 0.2 share points to 16.2%, driven by Basic.


                              INTERNATIONAL TOBACCO
                              ---------------------

2005 Third-Quarter Results
--------------------------

     Cigarette shipment volume for Philip Morris International Inc. (PMI), Altria Group, Inc.'s international tobacco business, increased by 9.0% to 217.0 billion units, driven by gains in Eastern Europe, Turkey and the Middle East, and recent acquisitions including Sampoerna in Indonesia and Coltabaco in Colombia, partially offset by lower shipments in the European Union. Excluding acquisitions, PMI's cigarette shipment volume increased 0.8% versus the same period a year ago. PMI's total tobacco volume, which includes 2.0 billion cigarette equivalent units of other tobacco products (OTPs), grew 9.4% versus the prior year quarter, and 1.2% excluding acquisitions.
     Operating companies income rose 19.7% to $2.2 billion, driven by higher pricing, the impact of acquisitions and favorable currency of $80 million, partially offset by unfavorable mix, higher R&D, marketing and selling expenses, and impairment charges.
     During the quarter, PMI refined its organizational structure, prompted by the recent enlargement of the European Union (EU). Accordingly, in place of the Western Europe and Central Europe regions, PMI will now report results for an EU region, which includes the original EU countries and the Baltic States, Cyprus, Czech Republic, Hungary, Malta, Norway, Poland, Slovak Republic and Switzerland. Other regions remain essentially unchanged. The region commentary in this press release reflects the revised organizational structure, with prior year results restated for comparability.
     PMI achieved widespread market share gains in the third quarter, particularly in Egypt, France, Germany, Indonesia, Italy, Japan, Korea, Mexico, Philippines, Russia, Saudi Arabia, Turkey, Ukraine and the United Kingdom.
     Total Marlboro cigarette shipments increased 0.4% in the third quarter, principally resulting from higher volume in the Eastern Europe, Middle East & Africa region, largely offset by declines in Germany and Italy. Marlboro share increased in many markets, including Egypt, France, Germany, Greece, Italy, Japan, Korea, Mexico, Philippines, Portugal, Russia, Turkey, Ukraine and the United Kingdom.
     In the EU region, PMI's cigarette volume declined 4.2%, reflecting total market declines, mainly in Germany and Italy.
     In Germany, the total cigarette market declined 13.1% or 3.8 billion units versus the prior-year quarter. However, this was partially offset by an increase of 2.5 billion units of OTPs, principally tobacco portions, which are taxed at a significantly lower rate than cigarettes. PMI's share of total tobacco shipments declined 0.1 points to 28.7% compared to the third quarter of 2004, reflecting PMI's under-representation in the OTP segment. However, PMI's cigarette industry share of 36.7% increased 0.2 points versus the prior-year quarter, driven by Marlboro and Next. In addition, PMI's share of OTPs increased 6.3 points to 12.9%, with its share of tobacco portions increasing 10.2 points to 18.7%.
     Later this year, the European Court of Justice is expected to issue its final binding judgment on the taxation of tobacco portions in Germany. The tobacco portions category in Germany is expected to decline sharply, should favored tax treatment be eliminated.
     In Italy, the total cigarette market was down 8.4%, reflecting lower smoking incidence due to higher cigarette prices and increased smoking restrictions, adverse trade inventory movements and one less selling day. PMI's cigarette shipment volume was down 6.2%; however, market share grew 1.9 points to 52.9%, driven mainly by the continued strong recovery of Diana, the good performance of Chesterfield and the resilience of Marlboro.
     The total cigarette market in France was down 0.9% compared to the prior year quarter. PMI's shipments were up a strong 9.8% and market share rose 1.7 points to a record 41.7%, driven by the continued success of Marlboro, which added 1.1 points to 30.4%, and the Philip Morris brand, which achieved a share of 5.5%, up 0.5 share points.
     PMI's shipments in Spain were essentially flat and market share declined
0.7 points to 35.2%, reflecting increased competition in the lowest price segment, which grew from 11.5% to 19.8% share of the market. Marlboro's share in Spain was down 0.4 points to 17.5%.
     In Poland, where low-price competition continues to be intense, cigarette industry volume rose 1.7% but shipments for PMI were down 2.1%. Market share declined 1.4 points to 37.1%, due to consumer down trading to the super low-price segment. In the Czech Republic, PMI's shipments were up 0.2% versus the prior-year quarter; however, market share was down, reflecting the rapid growth of the low-price segment.
     In Eastern Europe, the Middle East and Africa, PMI's shipments increased 5.7%, due mainly to Ukraine, Turkey, Egypt and Saudi Arabia. Shipments were flat in Russia versus the same period a year ago, reflecting adverse trade inventory movements. Excluding those inventory changes, volume was up 3.7%. Market share in Russia rose 0.6 points to 27.0%, driven by growth in Muratti, Marlboro, Parliament and Chesterfield. Volume growth of 16.4% in Ukraine and a market share increase of 1.4 points to 32.2% were driven by consumer up-trading stimulated by narrowing price gaps with low-price filter brands, which benefited Marlboro and Chesterfield. Shipment volume was up 12.7% in Turkey and market share increased 5.3 points to 43.0%, fueled by the growth of Lark and the recent launch of Bond Street.
     In Asia, volume increased 40.4%, primarily because of the acquisition of Sampoerna in Indonesia, as well as gains in the Philippines. Excluding Sampoerna, volume was up 0.8%. PMI achieved a 26.7% share in Indonesia in the third quarter, driven by Dji Sam Soe, A Hijau and A Mild. Shipments increased 0.8% in Japan despite a 2.5% decline in the total cigarette market, and market share rose 0.3 points to 24.9%, driven by Parliament and Virginia Slims and the recent launch of Marlboro Ultra Lights Menthol. In Korea, the total cigarette market declined 4.2%, while PMI's shipments were up 2.8%. PMI's market share in Korea grew 0.5 points to 8.2%, driven by Marlboro and aided by the recent launch of Parliament One.
     PMI's volume in Latin America increased 12.6%, reflecting the acquisition of Coltabaco in Colombia and higher shipments in Mexico, partially offset by declines in Argentina and Brazil. Excluding Coltabaco, volume was down 1.4%. The total market increased 4.5% in Argentina, but PMI's shipments were down 2.6% and share declined 4.5 points to 60.3%, due to a surge in the low-price segment. The cigarette industry in Mexico was essentially flat and PMI's shipments increased 3.7%, while market share rose 2.3 points to 61.9%, due mainly to Marlboro's continued momentum.
     Worldwide Duty Free cigarette shipments grew a strong 11.3% compared to the same period last year, driven by gains in Turkey, Romania and the Middle East.


                                      FOOD
                                      ----

2005 Third-Quarter Results
--------------------------

     Yesterday, Kraft Foods Inc. (Kraft) reported 2005 third-quarter results. Kraft's net revenues were up 4.4% to $8.1 billion, due to volume growth, positive mix and net pricing, together with favorable currency of $118 million. Ongoing volume was up 1.3%, resulting from growth in the U.S., Eastern Europe and Latin America, partially offset by a decline in Central and Western Europe, especially Germany, where pricing impacted category consumption. Operating income declined 6.8% to $1.1 billion, due to higher commodity costs net of pricing and higher pension and post-retirement costs, partially offset by volume growth, positive mix, cost reductions and favorable currency of $27 million.


                               NORTH AMERICAN FOOD
                               -------------------

2005 Third-Quarter Results
--------------------------

     For the third quarter of 2005, Kraft North America Commercial (KNAC) net revenues grew 3.4% to $5.6 billion, reflecting volume gains in several businesses, positive mix and favorable currency of $45 million. Ongoing volume increased 1.9%, reflecting growth in the beverages, meats, desserts and cereals categories, partially offset by declines in frozen pizza, snack nuts and foodservice. Operating companies income declined 10.2% to $948 million, as higher costs were partially offset by the contributions from volume growth and currency of $8 million.


                               INTERNATIONAL FOOD
                               ------------------

2005 Third-Quarter Results
--------------------------

     For the third quarter of 2005, net revenues for Kraft International Commercial (KIC) increased 6.8% to $2.5 billion, due primarily to favorable currency of $73 million, net pricing and positive mix, partially offset by the impact of divestitures. Revenues were up 10% in developing markets overall. Ongoing volume was down 0.2%, as declines due to the impact of pricing in Central and Western Europe, particularly Germany, were largely offset by growth in Latin America, Eastern Europe and Southeast Asia. Operating companies income increased 12.5% to $252 million, reflecting the positive impact of lower restructuring and impairment charges, the absence of a loss on sale of a business in the prior year, positive mix and favorable currency of $19 million, partially offset by higher commodity costs net of pricing and the negative impact of lost income from divested businesses.


                               FINANCIAL SERVICES
                               ------------------

2005 Third-Quarter Results
--------------------------

     Philip Morris Capital Corporation (PMCC) reported an operating companies loss of $121 million for the third quarter of 2005 versus operating companies income of $55 million for the same period in 2004. Results reflect an increase of $200 million in the allowance for losses related to the troubled airline industry, partially offset by the impact of gains from asset sales and lower interest expense.
     Consistent with its strategic shift in 2003, PMCC is focused on managing its existing portfolio of finance assets in order to maximize gains and generate cash flow from asset sales and related activities. PMCC is no longer making new investments and expects that its operating companies income will fluctuate over time as investments mature or are sold.

Altria Group, Inc. Profile
--------------------------

     Altria Group, Inc. owns approximately 86.5% of the outstanding common shares of Kraft Foods Inc. and 100% of the outstanding common shares of Philip Morris International Inc., Philip Morris USA Inc. and Philip Morris Capital Corporation. In addition, Altria Group, Inc. has a 28.7% economic interest in SABMiller plc. The brand portfolio of Altria Group, Inc.'s consumer packaged goods companies includes such well-known names as Kraft, Jacobs, L&M, Marlboro, Maxwell House, Nabisco, Oreo, Oscar Mayer, Parliament, Philadelphia, Post and Virginia Slims. Altria Group, Inc. recorded 2004 net revenues of $89.6 billion.
     Trademarks and service marks mentioned in this release are the registered property of, or licensed by, the subsidiaries of Altria Group, Inc.

Forward-Looking and Cautionary Statements
-----------------------------------------

     This press release contains projections of future results and other forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. The following important factors could cause actual results and outcomes to differ materially from those contained in such forward-looking statements.
     Altria Group, Inc.'s consumer products subsidiaries are subject to changing prices for raw materials; intense price competition; changes in consumer preferences and demand for their products; fluctuations in levels of customer inventories; the effects of foreign economies and local economic and market conditions; and unfavorable currency movements or changes to income tax laws. Their results are dependent upon their continued ability to promote brand equity successfully; to anticipate and respond to new consumer trends; to develop new products and markets and to broaden brand portfolios in order to compete effectively with lower-priced products; to improve productivity; and to respond effectively to changing prices for their raw materials.
     Altria Group, Inc.'s tobacco subsidiaries (Philip Morris USA and Philip Morris International) continue to be subject to litigation, including risks associated with adverse jury and judicial determinations, courts reaching conclusions at variance with the company's understanding of applicable law, bonding requirements and the absence of adequate appellate remedies to get timely relief from any of the foregoing; price disparities and changes in price disparities between premium and lowest-price brands; legislation, including actual and potential excise tax increases; increasing marketing and regulatory restrictions; the effects of price increases related to excise tax increases and concluded tobacco litigation settlements on consumption rates and consumer preferences within price segments; health concerns relating to the use of tobacco products and exposure to environmental tobacco smoke; governmental regulation; privately imposed smoking restrictions; and governmental and grand jury investigations.
     Altria Group, Inc. and its subsidiaries are subject to other risks detailed from time to time in its publicly filed documents, including its Quarterly Report on Form 10-Q for the period ended June 30, 2005. Altria Group, Inc. cautions that the foregoing list of important factors is not complete and does not undertake to update any forward-looking statements that it may make.



ALTRIA GROUP, INC.                                          Schedule 1
and Subsidiaries
Condensed Statements of Earnings
For the Quarters Ended September 30,(*)
(in millions, except per share data)

                                            2005      2004   % Change
                                         -----------------------------
Net revenues                            $ 24,962  $ 22,615      10.4 %
Cost of sales                              9,082     8,347       8.8 %
Excise taxes on products (**)              7,656     6,751      13.4 %
                                         ------------------
Gross profit                               8,224     7,517       9.4 %
Marketing, administration and research
 costs                                     3,459     3,137
Domestic tobacco headquarters
 relocation charges                            -         5
Domestic tobacco loss on U.S. tobacco
 pool                                        138         -
Domestic tobacco quota buy-out              (115)        -
Asset impairment and exit costs               59        45
Losses on sales of businesses                  -         8
Provision for airline industry exposure      200         -
                                         ------------------
Operating companies income                 4,483     4,322       3.7 %
Amortization of intangibles                    6         3
General corporate expenses                   160       165
Asset impairment and exit costs                2        17
                                         ------------------
Operating income                           4,315     4,137       4.3 %
Interest and other debt expense, net         306       288
                                         ------------------
Earnings from continuing operations
 before income taxes and minority
 interest                                  4,009     3,849       4.2 %
Provision for income taxes                 1,098     1,287     (14.7)%
                                         ------------------
Earnings from continuing operations
 before minority interest                  2,911     2,562      13.6 %
Minority interest in earnings from
 continuing operations, and
 equity earnings, net                         28       (75)
                                         ------------------
Earnings from continuing operations        2,883     2,637       9.3 %
(Loss) earnings from discontinued
 operations, net of income taxes
 and minority interest                         -        11
                                         ------------------
Net earnings                            $  2,883  $  2,648       8.9 %
                                         ==================

Per share data(***):
Basic earnings per share from
 continuing operations                  $   1.39  $   1.29       7.8 %
Basic earnings per share from
 discontinued operations                $      -  $      -
                                         ------------------
Basic earnings per share                $   1.39  $   1.29       7.8 %
                                         ==================

Diluted earnings per share from
 continuing operations                  $   1.38  $   1.28       7.8 %
Diluted earnings per share from
 discontinued operations                $      -  $   0.01
                                         ------------------
Diluted earnings per share              $   1.38  $   1.29       7.0 %
                                         ==================
Weighted average number of
shares outstanding - Basic                 2,072     2,048       1.2 %
                   - Diluted               2,092     2,060       1.6 %


(*) Due to a change for Discontinued Operations, prior period results have been restated.

(**) The detail of excise taxes on products sold is as follows:

                                            2005      2004
                                         ------------------
Domestic tobacco                        $    945  $    954
International tobacco                      6,711     5,797
                                         ------------------
Total excise taxes                      $  7,656  $  6,751
                                         ==================

(***) Basic and diluted earnings per share are computed for each of the periods presented. Accordingly, the sum of the quarterly earnings per share amounts may not agree to the year-to-date amounts.



ALTRIA GROUP, INC.                                          Schedule 2
and Subsidiaries
Selected Financial Data by Business Segment
For the Quarters Ended September 30,(*)
(in millions)

                                                North
                       Domestic  International  American International
                        tobacco     tobacco     food          food
                       -----------------------------------------------
2005 Net Revenues        $4,731       $12,075    $5,551        $2,506
2004 Net Revenues         4,505        10,316     5,371         2,347
% Change                    5.0%         17.1%      3.4%          6.8%

Reconciliation:
---------------
2004 Net Revenues        $4,505       $10,316    $5,371        $2,347
Divested businesses -
 2004                         -             -       (39)          (19)
Divested businesses -
 2005                         -             -         -             -
Implementation - 2004         -             -         5             -
Implementation - 2005         -             -         -             -
Acquired businesses           -           665         -             -
Currency                      -           258        45            73
Operations                  226           836       169           105
                       -----------------------------------------------
2005 Net Revenues        $4,731       $12,075    $5,551        $2,506
                       ===============================================

                       Financial
                        services       Total
                       -----------------------
2005 Net Revenues           $99       $24,962
2004 Net Revenues            76        22,615
% Change                   30.3%         10.4%

Reconciliation:
---------------
2004 Net Revenues           $76       $22,615
Divested businesses -
 2004                         -           (58)
Divested businesses -
 2005                         -             -
Implementation - 2004         -             5
Implementation - 2005         -             -
Acquired businesses           -           665
Currency                      -           376
Operations                   23         1,359
                       -----------------------
2005 Net Revenues           $99       $24,962
                       =======================


Note:  The detail of excise taxes on products sold is as follows:

                               2005      2004
                           -------------------
Domestic tobacco             $  945    $  954
International tobacco         6,711     5,797
                           -------------------
Total excise taxes           $7,656    $6,751
                           ===================
Currency increased international tobacco excise taxes by $161 million. Acquisitions increased excise taxes by $308 million.

(*) Due to a change for Discontinued Operations, prior period results have been restated.



ALTRIA GROUP, INC.                                          Schedule 3
and Subsidiaries
Selected Financial Data by Business Segment
For the Quarters Ended September 30,(*)
(in millions)

                                                North
                       Domestic  International  American International
                        tobacco     tobacco     food          food
                       -----------------------------------------------
2005 Operating
 Companies Income        $1,202        $2,202      $948          $252
2004 Operating
 Companies Income         1,147         1,840     1,056           224
% Change                    4.8%         19.7%   (10.2)%         12.5%
Reconciliation:
---------------
2004 Operating
 Companies Income        $1,147        $1,840    $1,056          $224

Divested businesses -
 2004                         -             -        (2)           (5)
Domestic tobacco
 headquarters
 relocation charges -
 2004                         5             -         -             -
Asset impairment and
 exit costs - 2004            -             1         5            39
Loss on sales of
 businesses - 2004            -             -         -             8
Implementation costs -
 2004                         -             -         4             3
                       -----------------------------------------------
                              5             1         7            45
                       -----------------------------------------------

Divested businesses -
 2005                         -             -         -             -
Domestic tobacco
 headquarters
 relocation charges -
 2005                         -             -         -             -
Domestic tobacco loss
 on U.S. tobacco pool
 - 2005                    (138)            -         -             -
Domestic tobacco quota
 buy-out - 2005             115             -         -             -
Asset impairment and
 exit costs - 2005            -           (33)       (2)          (24)
Implementation costs -
 2005                         -             -       (11)           (5)
Provision for airline
 industry exposure            -             -         -             -
                       -----------------------------------------------
                            (23)          (33)      (13)          (29)
                       -----------------------------------------------

Acquired businesses           -           137         -             -
Currency                      -            80         8            19
Operations                   73           177      (110)           (7)
                       -----------------------------------------------
2005 Operating
 Companies Income        $1,202        $2,202      $948          $252
                       ===============================================

                       Financial
                        services      Total
                       -----------------------
2005 Operating
 Companies Income         $(121)       $4,483
2004 Operating
 Companies Income            55         4,322
% Change                      NA          3.7%
Reconciliation:
---------------
2004 Operating
 Companies Income           $55        $4,322

Divested businesses -
 2004                         -            (7)
Domestic tobacco
 headquarters
 relocation charges -
 2004                         -             5
Asset impairment and
 exit costs - 2004            -            45
Loss on sales of
 businesses - 2004            -             8
Implementation costs -
 2004                         -             7
                       -----------------------
                              -            58
                       -----------------------

Divested businesses -
 2005                         -             -
Domestic tobacco
 headquarters
 relocation charges -
 2005                         -             -
Domestic tobacco loss
 on U.S. tobacco pool
 - 2005                       -          (138)
Domestic tobacco quota
 buy-out - 2005               -           115
Asset impairment and
 exit costs - 2005            -           (59)
Implementation costs -
 2005                         -           (16)
Provision for airline
 industry exposure         (200)         (200)
                       -----------------------
                           (200)         (298)
                       -----------------------

Acquired businesses           -           137
Currency                      -           107
Operations                   24           157
                       -----------------------
2005 Operating
 Companies Income         $(121)       $4,483
                       =======================


(*) Due to a change for Discontinued Operations, prior period results have been restated.



ALTRIA GROUP, INC.                                          Schedule 4
and Subsidiaries
Condensed Statements of Earnings
For the Nine Months Ended September 30,(*)
(in millions, except per share data)

                                              2005     2004 % Change
                                            --------------------------

Net revenues                               $73,364  $67,230      9.1 %
Cost of sales                               26,887   24,929      7.9 %
Excise taxes on products (**)               22,271   19,631     13.4 %
                                            ----------------
Gross profit                                24,206   22,670      6.8 %
Marketing, administration and research
 costs                                      10,333    9,620
Domestic tobacco headquarters relocation
 charges                                         3       25
Domestic tobacco loss on U.S. tobacco pool     138        -
Domestic tobacco quota buy-out                (115)       -
International tobacco EC agreement               -      250
Asset impairment and exit costs                262      489
(Gains) / Losses on sales of businesses       (115)       8
Provision for airline industry exposure        200        -
                                            ----------------
Operating companies income                  13,500   12,278     10.0 %
Amortization of intangibles                     14       12
General corporate expenses                     484      493
Asset impairment and exit costs                 40       41
                                            ----------------
Operating income                            12,962   11,732     10.5 %
Interest and other debt expense, net           907      885
                                            ----------------
Earnings from continuing operations before
 income taxes and minority interest         12,055   10,847     11.1 %
Provision for income taxes                   3,581    3,419      4.7 %
                                            ----------------
Earnings from continuing operations before
 minority interest                           8,474    7,428     14.1 %
Minority interest in earnings from
 continuing operations, and
 equity earnings, net                           95       (2)
                                            ----------------
Earnings from continuing operations          8,379    7,430     12.8 %
(Loss) earnings from discontinued
 operations, net of income taxes and
 minority interest(****)                      (233)      39
                                            ----------------
Net earnings                               $ 8,146  $ 7,469      9.1 %
                                            ================

Per share data (***):
Basic earnings per share from continuing
 operations                                $  4.05  $  3.63     11.6 %
Basic earnings per share from discontinued
 operations                                $ (0.11) $  0.02
                                            ----------------
Basic earnings per share                   $  3.94  $  3.65      7.9 %
                                            ================

Diluted earnings per share from continuing
 operations                                $  4.01  $  3.61     11.1 %
Diluted earnings per share from
 discontinued operations                   $ (0.11) $  0.01
                                            ----------------
Diluted earnings per share                 $  3.90  $  3.62      7.7 %
                                            ================
Weighted average number of
shares outstanding - Basic                   2,067    2,045      1.1 %
                   - Diluted                 2,087    2,061      1.3 %

(*) Due to a change for Discontinued Operations, prior period results have been restated.

(**)  The detail of excise taxes on products sold is as follows:

                                              2005     2004
                                            ----------------
Domestic tobacco                           $ 2,761  $ 2,764
International tobacco                       19,510   16,867
                                            ----------------
Total excise taxes                         $22,271  $19,631
                                            ================

(***) Basic and diluted earnings per share are computed for each of the periods presented. Accordingly, the sum of the quarterly earnings per share amounts may not agree to the year-to-date amounts.

(****) Discontinued operations 2005 includes $(255) from loss on sale, and $22 of earnings, net of minority interest impact. In 2004 income from discontinued operations was $39 of earnings, net of minority interest impact.



ALTRIA GROUP, INC.                                          Schedule 5
and Subsidiaries
Selected Financial Data by Business Segment
For the Nine Months Ended September 30,(*)
(in millions)
                                                North
                       Domestic  International  American International
                        tobacco     tobacco     food          food
                       -----------------------------------------------
2005 Net Revenues       $13,667       $34,985   $16,855        $7,595
2004 Net Revenues        13,091        30,423    16,259         7,125
% Change                    4.4%         15.0%      3.7%          6.6%

Reconciliation:
---------------
2004 Net Revenues       $13,091       $30,423   $16,259        $7,125
Divested businesses -
 2004                         -             -      (128)          (65)
Divested businesses -
 2005                         -             -        69            12
Implementation - 2004         -             -         5             -
Implementation - 2005         -             -        (1)            -
Acquired businesses           -         1,022        41             1
Currency                      -         1,447       128           339
Operations                  576         2,093       482           183
                       -----------------------------------------------
2005 Net Revenues       $13,667       $34,985   $16,855        $7,595
                       ===============================================


                       Financial
                        services       Total
                       -----------------------
2005 Net Revenues          $262       $73,364
2004 Net Revenues           332        67,230
% Change                 (21.1)%          9.1%

Reconciliation:
---------------
2004 Net Revenues          $332       $67,230
Divested businesses -
 2004                         -          (193)
Divested businesses -
 2005                         -            81
Implementation - 2004         -             5
Implementation - 2005         -            (1)
Acquired businesses           -         1,064
Currency                      -         1,914
Operations                  (70)        3,264
                       -----------------------
2005 Net Revenues          $262       $73,364
                       =======================



Note:  The detail of excise taxes on products sold is as follows:

                          2005          2004
                       -----------------------
Domestic tobacco        $ 2,761       $ 2,764
International tobacco    19,510        16,867
                       -----------------------
Total excise taxes      $22,271       $19,631
                       =======================

Currency increased international tobacco excise taxes by $893 million. Acquisitions increased excise taxes by $529 million.


(*) Due to a change for Discontinued Operations, prior period results have been restated.



ALTRIA GROUP, INC.                                          Schedule 6
and Subsidiaries
Selected Financial Data by Business Segment
For the Nine Months Ended September 30,(*)
(in millions)
                                                North
                       Domestic  International  American International
                        tobacco     tobacco       food        food
                       -----------------------------------------------
2005 Operating
 Companies Income        $3,501        $6,301    $2,916          $792
2004 Operating
 Companies Income         3,329         5,143     2,923           633
% Change                    5.2%         22.5%    (0.2)%         25.1%
Reconciliation:
---------------
2004 Operating
 Companies Income        $3,329        $5,143    $2,923          $633

Divested businesses -
 2004                         -             -        (4)          (19)
Domestic tobacco
 headquarters
 relocation charges -
 2004                        25             -         -             -
International tobacco
 EC agreement - 2004          -           250         -             -
Asset impairment and
 exit costs - 2004            1            24       289           175
Loss on sales of
 businesses - 2004            -             -         -             8
Implementation costs -
 2004                         -             -        13             4
                       -----------------------------------------------
                             26           274       298           168
                       -----------------------------------------------

Divested businesses -
 2005                         -             -         2             3
Domestic tobacco
 headquarters
 relocation charges -
 2005                        (3)            -         -             -
Domestic tobacco loss
 on U.S. tobacco pool
 - 2005                    (138)            -         -             -
Domestic tobacco quota
 buy-out - 2005             115             -         -             -
Asset impairment and
 exit costs - 2005            -           (57)     (124)          (81)
(Losses) / Gains on
 sales of businesses -
 2005                         -             -        (1)          116
Implementation costs -
 2005                         -             -       (43)          (18)
Provision for airline
 industry exposure            -             -         -             -
                       -----------------------------------------------
                            (26)          (57)     (166)           20
                       -----------------------------------------------

Acquired businesses           -           220         -             -
Currency                      -           342        22            50
Operations                  172           379      (161)          (79)
                       -----------------------------------------------
2005 Operating
 Companies Income        $3,501        $6,301    $2,916          $792
                       ===============================================


                       Financial
                        services      Total
                       -----------------------
2005 Operating
 Companies Income          $(10)      $13,500
2004 Operating
 Companies Income           250        12,278
% Change                     NA          10.0%
Reconciliation:
---------------
2004 Operating
 Companies Income          $250       $12,278

Divested businesses -
 2004                         -           (23)
Domestic tobacco
 headquarters
 relocation charges -
 2004                         -            25
International tobacco
 EC agreement - 2004          -           250
Asset impairment and
 exit costs - 2004            -           489
Loss on sales of
 businesses - 2004            -             8
Implementation costs -
 2004                         -            17
                       -----------------------
                              -           766
                       -----------------------

Divested businesses -
 2005                         -             5
Domestic tobacco
 headquarters
 relocation charges -
 2005                         -            (3)
Domestic tobacco loss
 on U.S. tobacco pool
 - 2005                       -          (138)
Domestic tobacco quota
 buy-out - 2005               -           115
Asset impairment and
 exit costs - 2005            -          (262)
(Losses) / Gains on
 sales of businesses -
 2005                         -           115
Implementation costs -
 2005                         -           (61)
Provision for airline
 industry exposure         (200)         (200)
                       -----------------------
                           (200)         (429)
                       -----------------------

Acquired businesses           -           220
Currency                      -           414
Operations                  (60)          251
                       -----------------------
2005 Operating
 Companies Income          $(10)      $13,500
                       =======================

(*) Due to a change for Discontinued Operations, prior period results have been restated.



ALTRIA GROUP, INC.                                          Schedule 7
and Subsidiaries
Net Earnings and Diluted Earnings Per Share
For the Quarters Ended September 30,(*)
($ in millions, except per share data)

                                                Net       Diluted
                                               Earnings    E.P.S. (**)
                                              ---------  ---------

2005 Continuing Earnings                      $  2,883   $   1.38
2004 Continuing Earnings                      $  2,637   $   1.28
% Change                                           9.3 %      7.8 %

Reconciliation:
---------------
2004 Continuing Earnings                      $  2,637   $   1.28

2004 Domestic tobacco headquarters relocation
 charges                                             3          -
2004 Asset impairment, exit and
 implementation costs, net of minority
 interest impact                                    31       0.02
2004 Loss on sales of business, net of
 minority interest impact                            4          -
2004 Corporate asset impairment and exit
 costs                                              11          -
2004 Tax items, net of minority interest
 impact                                            (64)     (0.03)
2004 Gains from investments at SABMiller          (111)     (0.05)
                                               --------   --------
                                                  (126)     (0.06)
                                               --------   --------

2005 Domestic tobacco headquarters relocation
 charges                                             -          -
2005 Domestic tobacco loss on U.S. tobacco
 pool                                              (87)     (0.04)
2005 Domestic tobacco quota buy-out                 72       0.03
2005 Asset impairment, exit and
 implementation costs, net of minority
 interest impact                                   (51)     (0.02)
2005 Corporate asset impairment and exit
 costs                                              (2)         -
2005 Provision for airline industry exposure      (129)     (0.06)
2005 Tax items, net of minority interest
 impact                                            204       0.10
                                               --------   --------
                                                     7       0.01
                                               --------   --------

Currency                                            69       0.03
Change in shares                                     -      (0.02)
Change in tax rate                                 125       0.06
Operations                                         171       0.08
                                               --------   --------
2005 Continuing Earnings                      $  2,883   $   1.38
                                               --------   --------
2005 Discontinued Earnings                    $      -   $      -
                                               --------   --------
2005 Net Earnings                             $  2,883   $   1.38
                                               ========   ========

(*) Due to a change for Discontinued Operations, prior period results have been restated.

(**) Basic and diluted earnings per share are computed for each of the periods presented. Accordingly, the sum of the quarterly earnings per share amounts may not agree to the year-to-date amounts.



ALTRIA GROUP, INC.                                         Schedule 8
and Subsidiaries
Net Earnings and Diluted Earnings Per Share
For the Nine Months Ended September 30,(*)
($ in millions, except per share data)

                                                Net      Diluted
                                               Earnings    E.P.S. (**)
                                              ---------  ---------

2005 Continuing Earnings                      $  8,379   $   4.01
2004 Continuing Earnings                      $  7,430   $   3.61
% Change                                          12.8 %     11.1 %

Reconciliation:
---------------
2004 Continuing Earnings                      $  7,430   $   3.61

2004 Domestic tobacco headquarters relocation
 charges                                            16       0.01
2004 Asset impairment and exit costs, net of
 minority interest impact                          279       0.13
2004 International tobacco EC agreement            161       0.08
2004 Loss on sales of businesses, net of
 minority interest impact                            4          -
2004 Corporate asset impairment and exit
 costs                                              26       0.01
2004 Tax items, net of minority interest
 impact                                           (414)     (0.20)
2004 Gains from investments at SABMiller          (111)     (0.05)
                                               --------   --------
                                                   (39)     (0.02)
                                               --------   --------

2005 Domestic tobacco headquarters relocation
 charges                                            (2)         -
2005 Domestic tobacco loss on U.S. tobacco
 pool                                              (87)     (0.04)
2005 Domestic tobacco quota buy-out                 72       0.03
2005 Asset impairment, exit and
 implementation costs, net of minority
 interest impact                                  (195)     (0.11)
2005 Gains on sales of businesses, net of
 minority interest impact                           64       0.03
2005 Corporate asset impairment and exit
 costs                                             (27)     (0.01)
2005 Provision for airline industry exposure      (129)     (0.06)
2005 Tax items, net of minority interest
 impact                                            470       0.23
                                               --------   --------
                                                   166       0.07
                                               --------   --------

Currency                                           267       0.13
Change in shares                                     -      (0.05)
Change in tax rate                                 226       0.11
Operations                                         329       0.16
                                               --------   --------
2005 Continuing Earnings                      $  8,379   $   4.01
                                               --------   --------
2005 Discontinued Earnings                    $   (233)  $  (0.11)
                                               --------   --------
2005 Net Earnings                             $  8,146   $   3.90
                                               ========   ========


(*) Due to a change for Discontinued Operations, prior period results have been restated.
(**) Basic and diluted earnings per share are computed for each of the periods presented. Accordingly, the sum of the quarterly earnings per share amounts may not agree to the year-to-date amounts.



ALTRIA GROUP, INC.                                       Schedule 9
and Subsidiaries
Condensed Balance Sheets
(in millions, except ratios)

                                           September 30,  December 31,
                                               2005          2004
                                           ------------- -------------
Assets
------
Cash and cash equivalents                  $      6,195  $      5,744
Assets of discontinued operations held for
 sale                                                 -         1,458
All other current assets                         19,327        18,699
Property, plant and equipment, net               16,318        16,305
Goodwill                                         32,191        28,056
Other intangible assets, net                     11,006        11,056
Other assets                                     13,826        12,485
                                            ------------  ------------
Total consumer products assets                   98,863        93,803
Total financial services assets                   7,227         7,845
                                            ------------  ------------
Total assets                               $    106,090  $    101,648
                                            ============  ============

Liabilities and Stockholders' Equity
------------------------------------
Short-term borrowings                      $      3,412  $      2,546
Current portion of long-term debt                 2,155         1,751
Accrued settlement charges                        3,336         3,501
All other current liabilities                    16,088        15,776
Long-term debt                                   17,067        16,462
Deferred income taxes                             7,070         7,677
Other long-term liabilities                      14,480        14,905
                                            ------------  ------------
Total consumer products liabilities              63,608        62,618
Total financial services liabilities              7,976         8,316
                                            ------------  ------------
Total liabilities                                71,584        70,934
Total stockholders' equity                       34,506        30,714
                                            ------------  ------------
Total liabilities and
stockholders' equity                       $    106,090  $    101,648
                                            ============  ============

Total consumer products debt               $     22,634  $     20,759
Debt/equity ratio - consumer products              0.66          0.68
Total debt                                 $     24,720  $     22,980
Total debt/equity ratio                            0.72          0.75